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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

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CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2003

Dear Shareholder,

        You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Charles River Laboratories International, Inc. (the "Company") to be held at 10:00 a.m. on Friday, May 2, 2003, at the Lanam Club, 260 North Main Street, Andover, Massachusetts.

        At the Annual Meeting, eight persons will be elected to the Board of Directors. The Company will also seek shareholder approval of amendments to the 2000 Incentive Plan to increase the number of shares available for issuance under the Plan by 2,500,000 shares and to prohibit option and SAR repricings without shareholder approval. In addition, the Company will ask the shareholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      James C. Foster
                       Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 2, 2003

To the Shareholders of
Charles River Laboratories International, Inc.

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 2, 2003, at the Lanam Club, 260 North Main Street, Andover, Massachusetts, at 10:00 a.m. for the following purposes:

  1.
  To elect eight members to the Board of Directors to hold office until the next Annual Meeting of Shareholders.

  2.
  To approve amendments to the Company's 2000 Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 3,789,000 to 6,289,000 and to prohibit option and SAR repricings without the approval of a majority of shares voting on the matter.

  3.
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 27, 2003.

  4.
  To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on March 14, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders and those holding proxies from shareholders.

                      By Order of the Board of Directors

                      Dennis R. Shaughnessy
                       Secretary

April 4, 2003

Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, MA 01887
(978) 658-6000

PROXY STATEMENT

For Annual Meeting of Shareholders
To be Held May 2, 2003

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at the Lanam Club, 260 North Main Street, Andover, Massachusetts, on Friday, May 2, 2003, at 10:00 a.m., and any adjournments thereof (the "Meeting").

        When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted for the election of the Board's nominees as directors and in favor of the proposed amendments to the 2000 Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2003.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of shareholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.

        If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are not counted for the purpose of electing directors or approving the proposals to amend the 2000 Incentive Plan or the ratification of independent public accountants.

        The close of business on March 14, 2003 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. As of the close of business on March 14, 2003, the Company had 45,291,817 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock at the close of business on the record date are entitled to one vote per share on all matters to be voted on by shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail or the Internet may be supplemented by telephone, facsimile and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained Georgeson Shareholder Communication, Inc. to assist in the solicitation of proxies at a cost of approximately $7,500 plus reimbursement of expenses.

Votes Required

        Nominees for election as directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the proposed amendments to the Company's 2000 Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 27, 2003. Because abstentions are not part of the votes cast, they have no effect on these proposals.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on the matter.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Under the Company's By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors but may be increased or decreased either by the shareholders or by the majority of directors then in office. Directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

        The Board of Directors has voted to set the size of the Board of Directors at eight and to nominate James C. Foster, Robert Cawthorn, Stephen D. Chubb, George E. Massaro, George M. Milne, Douglas E. Rogers, Samuel O. Thier and William H. Waltrip for election at the Meeting. There are no family relationships between any of the Company's directors or executive officers.

        Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve. A plurality of the shares voted affirmatively at the Meeting is required to elect each nominee as a director.

        The Board recommends a vote "FOR" each of the Board's nominees.

        Set forth below are the names of the persons nominated as directors, their ages, their positions with the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
James C. Foster	52	Chairman, Chief Executive Officer, President and Director since 1989
Robert Cawthorn	67	Director since 1999
Stephen D. Chubb	59	Director since 1994
George E. Massaro	55	Director since 2003
George M. Milne	59	Director since 2002
Douglas E. Rogers	48	Director since 2002
Samuel O. Thier	65	Director since 2000
William H. Waltrip	65	Director since 1996

        James C. Foster joined us in 1976 as General Counsel. Over the past 27 years, Mr. Foster has held various staff and managerial positions, with Mr. Foster being named our President in 1991, Chief Executive Officer in 1992 and our Chairman in 2000. Mr. Foster received a B.A. from Lake Forest College, a M.S. from the Sloan School of Management at the Massachusetts Institute of Technology, and a J.D. from Boston University School of Law.

        Robert Cawthorn retired in 2001 as an independent consultant to Global Health Care Partners, a group at DLJ Merchant Banking, Inc., having been a Managing Director from 1997 to 1999. Mr. Cawthorn was Chief Executive Officer and Chairman of Rhône-Poulenc Rorer Inc. until May 1996. He previously served as an executive officer of Pfizer International and was the first President of Biogen Inc. Mr. Cawthorn serves as Chairman of Actelion Ltd., and also serves as a director of Coley Pharmaceutical Group, Inc., H2O Technologies, Inc., NextPharma Technologies S.A., PharmaNet Inc., Leerink Swan & Company and RxBazaar, Inc.

        Stephen D. Chubb has been Chairman, Director and Chief Executive Officer of Matritech, Inc., a leading developer of proteomics-based diagnostic products for the early detection of cancer, since its inception in 1987. He is also a certified public accountant. Previously, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc. and as President and Chief Executive Officer of Cytogen Corp. Mr. Chubb serves as Vice Chairman of the Board of i-Stat Corporation and is a Trustee of Mount Auburn Hospital in Cambridge, Massachusetts.

        George E. Massaro has been a Managing Director of Huron Consulting Group, a management consulting company, since August 2002. Prior to that time, he was the Managing Partner of Arthur Andersen's New England practice. Mr. Massaro has more than 32 years of accounting and auditing experience with expertise in a broad range of areas including due diligence, transaction structuring, business combinations, complex equity structures, spin-offs and divestitures. Mr. Massaro is a certified public accountant.

        George M. Milne retired in 2002 from Pfizer Inc. after working at the company in research and management positions for nearly 32 years, including Executive Vice President of Global Research and Development and President of Central Research, with global responsibility for Human and Veterinary Medicine R&D. Dr. Milne serves as a director of Mettler-Toledo International, Inc., Athersys, Inc. and Radius Ventures LLC.

        Douglas E. Rogers previously served on our Board from 1999 until 2001. Mr. Rogers has extensive experience in health care private equity investing and investment banking, most recently with Credit Suisse First Boston. Previously, Mr. Rogers was a Vice President at Kidder Peabody & Co., Senior Vice

President at Lehman Brothers and head of US Investment Banking at Baring Brothers. Mr. Rogers serves as a director of Computerized Medical Systems, Inc.

        Samuel O. Thier is Professor of Medicine and Professor of Health at Harvard Medical School, Massachusetts General Hospital. In December 2002, Dr. Thier retired from Partners HealthCare System, Inc. where he had been Chief Executive Officer since July 1996. Previously, he served as President of The Massachusetts General Hospital from 1994 through 1997 and as President of Brandeis University from 1991 to 1994. He has served as President of the Institute of Medicine, National Academy of Sciences, and is a Fellow of the American Academy of Arts and Sciences. Dr. Thier is a director of Merck & Co., Inc. and a Trustee of Cornell University and The Commonwealth Fund.

        William H. Waltrip has been a director of Bausch & Lomb Incorporated since 1985, and Chairman of the Board of Directors of Technology Solutions Company since 1993. Previously, Mr. Waltrip served as Chairman and Chief Executive Officer of Bausch & Lomb Incorporated, as Chief Executive Officer of Technology Solutions Company, as Chairman and Chief Executive Officer of Biggers Brothers, Inc., and as Chief Operating Officer of IU International Corporation. He was also previously President, Chief Executive Officer and a director of Purolator Courier Corporation. He is a director of Teachers Insurance and Annuity Association, Thomas & Betts Corporation and Technology Solutions Company.

Board and Committees

        Corporate Governance.    We are committed to operating our business with integrity and accountability. Last summer, the New York Stock Exchange (NYSE) submitted a set of corporate governance standards to the Securities and Exchange Commission (SEC) for approval. We either already had in place or have since implemented the relevant standards proposed by the NYSE. For example, seven of our eight Board members are independent and have no significant financial, business or personal ties to the Company or management and all of our Board committees are composed of independent directors. The Board adopted corporate governance guidelines and a Code of Business Conduct and Ethics which has been communicated to employees and posted on our website. We have always been diligent in complying with established accounting principles and are committed to providing financial information that is transparent, timely and accurate. We have established a process through which employees, either directly or anonymously, can notify management (and the Audit Committee of the Board of Directors) of alleged accounting and auditing concerns or violations. And we created a Disclosure Committee and adopted disclosure procedures and guidelines to help ensure that our public disclosures are accurate and timely.

        Meeting Attendance.    During the fiscal year 2002, there were five meetings of the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2002, except for Mr. Waltrip who did not attend one meeting of the Compensation Committee.

        Audit Committee and Financial Experts.    The Audit Committee, which met five times in fiscal 2002, had three members during fiscal 2002: Messrs. Chubb, Thier and Waltrip. In February 2003, Mr. Massaro was elected to the Board and appointed to the Audit Committee. The Board of Directors has unanimously determined that Messrs. Chubb and Massaro qualify as "financial experts" under the NYSE regulations. The Audit Committee is responsible for the engagement of our independent accountants, reviewing the plans and results of the audit engagement with our independent accountants, approving services performed by and the independence of our independent accountants, considering the range of audit and non-audit fees, consulting with our independent accountants regarding the adequacy of our internal controls and reviewing annual financial statements. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

        Compensation Committee.    The Compensation Committee, which met two times during fiscal 2002, had two members, Messrs. Cawthorn and Waltrip, during the first half of 2002 and added two additional members in December 2002: Messrs. Milne and Rogers. The Compensation Committee reviews compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. In addition, the Compensation Committee reviews, approves and makes recommendations on the Company's compensation and benefit plans to ensure that they meet corporate objectives. The Compensation Committee determines the compensation of the CEO and reviews the CEO's recommendations on compensation for all of the Company's officers. The Compensation Committee also administers the Company's stock plans. Please see also the report of the Compensation Committee included elsewhere in this Proxy Statement.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee, formerly called the Committee on Directors, was formed at the end of fiscal 2001 and met three times in 2002. The Corporate Governance and Nominating Committee had three members during fiscal 2002: Messrs. Cawthorn, Chubb and Waltrip. The Corporate Governance and Nominating Committee makes recommendations to the Board on all matters relating to the Board, including development and implementation of policies on composition, participation and size of the Board, changes in the organization and procedures of the Board and compensation of non-employee directors. The Governance and Nominating Committee oversees matters of corporate governance, including Board performance, and considers director nominees, including those submitted by shareholders in accordance with the By-laws for recommendation to the Board.

Compensation of Directors

        In 2002, the Company paid each non-employee director an annual fee of $30,000 for service as a director of the Company. Each Committee Chair received an additional $2,500 and our Lead Independent Director, Mr. Waltrip, received an additional $10,000, for these additional responsibilities. Expenses incurred in attending Board of Directors meetings and committee meetings are reimbursed by the Company.

        Directors are eligible to receive options under the Company's stock option plans including the Company's 2000 Directors Stock Plan and the 2000 Incentive Plan. The Company's 2000 Directors Stock Plan provides for the grant of both automatic and discretionary non-qualified stock options to directors. Pursuant to the plan, each unaffiliated and non-employee director will be automatically granted an option to purchase 20,000 shares of Common Stock on the date he or she is first elected or named a director. There are 100,000 shares of Common Stock reserved under this plan, of which 4,000 remain eligible for grant. Options for 6,000 shares were granted under the plan in May 2002 to each of Messrs. Cawthorn, Chubb, Thier and Waltrip. The Board determined not to grant an option to Mr. Rogers upon his election to the Board in October 2002 because he had previously served on the Board. Messrs. Milne and Massaro each received an option grant of 20,000 shares under the 2000 Incentive Plan upon their election to the Board in 2002 and 2003, respectively.

PROPOSAL TWO
APPROVAL OF AMENDMENTS TO THE 2000 INCENTIVE PLAN

        The Board of Directors believes that the continued growth of the Company depends, in large part, upon its ability to attract and motivate key employees and directors, and that stock incentive awards are an important means of attracting, retaining and motivating talented employees and directors. Accordingly, on March 27, 2003, the Board of Directors adopted an amendment to the 2000 Incentive Plan (the "Plan"), subject to shareholder approval, to increase the number of shares of Common Stock available for issuance under the Plan from 3,789,000 to 6,289,000 to ensure that the Company may continue to attract key employees and directors who are expected to contribute to the Company's success. Of the 3,789,000 shares presently authorized for issuance under the Plan, 1,377,744 were available for grant as of March 14, 2003. The increase in the number of shares authorized under the Plan is expected to enable the Company to grant stock-based awards into 2005.

        The Compensation Committee retained an independent compensation consultant to advise it on the Plan amendments. The consultant has advised the Compensation Committee that the increase in the number of shares authorized under the Plan is consistent with competitive dilution statistics. The Company has historically been conservative in its use of restricted stock awards and does not currently intend to depart from this practice. The Company will continue to monitor the comparative advantages and accounting treatment of stock option and restricted stock awards going forward, in order to ensure that the Plan continues to promote retention and create incentives in a manner which benefits our shareholders.

        On March 27, 2003, the Board also adopted an amendment to the Plan which prohibits option and SAR repricings without the approval of a majority of shares voting on the matter.

        The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the proposed plan amendments. If the amendments to the Plan are not approved by shareholders, the Company will not be able to make the proposed additional 2,500,000 shares available for issuance under the Plan and would be permitted to reprice outstanding options without shareholder approval, but the Plan will otherwise remain in effect.

        The Board of Directors believes that the amended Plan is in the best interest of the Company and its shareholders and recommends a vote "FOR" the approval of the amendments to the Plan and the reservation of an additional 2,500,000 shares of common stock for issuance thereunder.

Summary of the Plan

        The following is a brief summary of the material terms of the Plan, as proposed. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B to the electronic version of this Proxy Statement filed with the SEC and may be accessed from the SEC's website (www.sec.gov). In addition, a hard copy may be obtained by making a written request to the Secretary of the Company.

General

        The Company's Board of Directors and the shareholders approved the Company's 2000 Incentive Plan in 2000. A total of 3,789,000 shares of Common Stock have been reserved for issuance under the Plan. The Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for awards to be eligible for the performance-based exception under Code Section 162(m) is subject to obtaining such shareholder approval. The Board of Directors has voted to approve an amendment to the Plan to increase by 2,500,000 the aggregate number of shares of Common Stock that may be delivered in satisfaction of awards under the Plan. As of December 28, 2002, the market value of the total number of additional shares to be reserved for issuance under the Plan pursuant to the proposed amendment was $95,600,000. This amendment is being submitted for shareholder approval at the Meeting to ensure continued qualification of the Plan under the New York Stock Exchange rules, and Sections 422 and 162(m) of the Code.

Eligibility to Receive Awards

        All employees, directors and individuals providing services to the Company or its affiliates, (approximately 5,000 people as of December 28, 2002) are eligible to participate in the Plan. Eligibility for incentive stock options is limited to those individuals whose employment status would qualify them for the tax treatment of Sections 421 and 422 of the Code. Participants are not required to provide consideration to the Company or its affiliates for the grant or extension of awards under the Plan, other than to provide services to the Company or its affiliates.

New Plan Benefits

        The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular group or person. The following table reflects the number of awards which were granted under the Plan during fiscal year 2002 to the individuals and groups of individuals described below:

2000 Incentive Plan

Name and Position	Number of Options	Number of Restricted Stock Awards
James C. Foster Chairman, Chief Executive Officer, President and Director	155,000	60,000
Real H. Renaud Executive Vice President and General Manager, Worldwide Research Models Products and Services	23,400	6,000
Thomas F. Ackerman Senior Vice President and Chief Financial Officer	23,400	—
David P. Johst Senior Vice President, Human Resources and Administration	23,400	6,000
Dennis R. Shaughnessy Senior Vice President, Corporate Development, General Counsel and Secretary	23,400	—
All executive officers as a group	311,200	75,000
All non-employee directors as a group	44,000	—
Company employees other than executive officers, as a group	946,925	9,100

Administration of the Plan

        The Compensation Committee administers the Plan. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom awards will be granted, the number of shares to be covered by each stock award and the terms and conditions upon which each of the awards may be granted including vesting periods, and transferability.

Description of Awards

        The Plan provides for a number of awards including stock options, SARs, restricted stock, unrestricted stock, deferred stock, cash performance awards and other performance awards and grants of cash, or loans (to the extent permitted by applicable law), made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant.

        Stock Options.    Stock options under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees of the Company and its affiliates, consultants and directors.

        The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. The exercise price of a non-qualified stock option is determined by the Compensation Committee, provided that any such option intended to qualify under Code Section 162(m) must have an exercise price that is not less than the fair market value of the Common Stock on the date of grant.

        Stock Appreciation Rights (SARs).    SARs are rights entitling the holder upon exercise to receive cash or stock, as the Compensation Committee determines, equal to a function (determined by such factors as the Compensation Committee deems appropriate) of the amount by which the stock has appreciated in value since the date of the award.

        Restricted Stock.    Restricted stock is an award of stock subject to restrictions requiring that such stock be redelivered to the Company if specified conditions are not satisfied.

        Unrestricted Stock.    Unrestricted stock is an award of stock not subject to any restrictions under the Plan.

        Deferred Stock.    Deferred stock is a promise to deliver stock or other securities in the future on specified terms described in each deferred stock agreement.

        Cash Performance Awards.    A cash performance award is a performance award payable in cash.

Vesting and Exercisability

        The Compensation Committee determines the time or times at which awards under the Plan will vest or become exercisable and the terms on which an award will remain exercisable.

Repricings

        The Board of Directors has voted to approve an amendment to the Plan which prohibits option and SAR repricings without the approval of a majority of shares voting on the matter.

Transferability of Awards

        No award granted under the Plan is transferable by the holder except by will or by the laws of descent and distribution unless the Compensation Committee states otherwise in the specific award agreement.

Certain Share Limits on Awards under the Plan

        The maximum number of shares of stock for which stock options may be granted to any person from and after adoption of the Plan and prior to June 5, 2010, the maximum number of shares of stock subject to SARs granted to any person during such period and the aggregate maximum number of shares of stock subject to other awards that may be delivered (or the value of which may be paid) to any person during such period, shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a stock option or SARs will be treated as a new grant to the extent required under Section 162(m), assuming that the repricing is permitted by shareholders. Subject to these limitations, each person eligible to participate in the Plan will be eligible to receive awards covering up to the full number of shares of stock then available for awards under the Plan. No awards may be granted under the Plan after June 5, 2010, but previously granted awards may extend beyond that date.

        In addition, no more than $2,000,000 may be paid to any individual with respect to any cash performance award (other than an award expressed in terms of shares of stock or units representing stock). In applying the dollar limitation of the preceding sentence, multiple cash performance awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to the $2,000,000 limit. Multiple cash performance awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company are not included in the limit described above; instead, they are subject in the aggregate to a separate $2,000,000 limit.

Reclassification of Stock

        Under the Plan, if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits described above, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, including any exercise prices relating to the awards and any other provision of awards affected by such change.

Certain Transactions

        If the Company undergoes any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" acquiring the beneficial ownership directly or indirectly of more than 50% of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company (each a "Covered Transaction"), all outstanding awards under the Plan shall vest and, if relevant, become exercisable, all performance criteria and other conditions to any award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of stock shall be accelerated. Upon consummation of a Covered Transaction, all awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below. In the event of a Covered Transaction, the Compensation Committee may provide for substitute or replacement awards from, or the assumption of awards by, the acquiring or surviving entity or its affiliates on such terms as the Compensation Committee determines.

Federal Income Tax Considerations

        The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of awards under the Plan under U.S. federal income tax laws as currently in effect:

        Incentive Stock Options.    An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain (or loss), if any, upon a subsequent disposition of such shares is a capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the required holding periods described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

        Non-Qualified Stock Options.    The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and the optionee's basis for determining gain or loss will be the sum of the exercise price paid for the shares plus the amount of compensation income recognized on exercise of the option.

        Stock Appreciation Rights.    The amount of any cash or the fair market value of any stock received by a participant upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

        Restricted Stock.    A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction, unless the election described below is made by the participant. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. The holding period that determines whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

        A participant may elect, under Section 83(b) of the Code, within 30 days of his or her receipt of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of restricted stock, determined without regard to certain restrictions, over the consideration paid for the restricted stock. If a participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of receipt and the tax basis will equal the fair market value of shares, determined without regard to the restrictions, on the date of transfer. On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

        Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which such income is included in the participant's gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

        Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by the Company.

        Unrestricted Stock.    Upon receiving an award of unrestricted stock under the Plan, the participant will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the employee) of such shares, over the amount, if any paid by the employee for the shares. Such taxable amounts will be deductible as compensation by the Company.

        Deferred Stock.    A participant who receives an award of deferred stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption "Restricted Stock."

        Cash Performance Awards.    Generally, a participant will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to such cash awards at the earliest time at which the participant has an unrestricted right to receive the amount of such cash payment.

        Code Section 162(m) provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million per each individual officer. For purposes of Section 162(m), compensation which meets the requirements of "qualified performance-based compensation" is not counted as subject to the deductibility limitation. The Company believes that awards under the Plan meet such requirements and are, therefore, exempt from the limitations of Section 162(m).

        Other.    The tax consequences associated with any other stock-based awards granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

PROPOSAL THREE
RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 27, 2003. PricewaterhouseCoopers LLP were the Company's independent accountants for the fiscal year ended December 28, 2002 and audited the Company's financial statements for the fiscal year ended December 28, 2002. The Board of Directors proposes that the shareholders ratify the appointment for the fiscal year ending December 27, 2003. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent accountants.

Statement of Fees Paid to Independent Accountants

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the years ended December 28, 2002 and December 29, 2001, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2001	2002
Audit fees (1)	$918,000	$857,500
Audit-related fees (2)	171,000	162,500
Tax fees (3)	220,000	245,000
All other fees (4)	292,000	—

Total (5)	$1,601,000	$1,265,000

(1)
Audit fees consisted of work performed in the audit of the Company's annual consolidated financial statements, the reviews of the Company's quarterly condensed consolidated financial statements filed on Forms 10-Q, the reviews of registration statements and issuance of consents and comfort letters in connection with the Company's follow-on equity offerings and debt offering, and the audits of statutory statements of certain foreign subsidiaries.

(2)
Audit-related fees consisted principally of audits of the Company's employee benefit plans and financial due diligence services in connection with businesses acquired in 2001 and 2002.

(3)
Tax fees consisted principally of tax compliance and reporting.

(4)
All other fees in fiscal 2001 included fees for services rendered in connection with accelerated integration plans for a business acquired during that year.

(5)
None of the non-audit services constitute a prohibited activity for a company's independent auditor under the Sarbanes-Oxley Act of 2002 or related SEC or NYSE regulations.

Policy and Procedures on Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent auditor. In recognition of this responsibility, the Audit Committee has established a policy for pre-approving all audit and permissible non-audit services provided by its independent auditor.

        Prior to engagement of the independent auditor for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of the three categories of services to the Audit Committee for approval: audit services audit-related services, and non-audit services. Prior to engagement, the Audit Committee pre-approves a budget for each category of services. The Audit Committee requires the independent accountants and management to report actual fees versus the budget quarterly by category of service. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for approval. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Chief Financial Officer is permitted to engage the independent auditor as long as such services do not exceed a relatively small amount established by the Audit Committee, and the Chief Financial Officer reports on such engagement at the next Audit Committee meeting.

        The Audit Committee of the Board of Directors has considered whether the provision of the services described above under the captions tax fees and all other fees is compatible with maintaining PricewaterhouseCoopers LLP's independence.

The Board recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 27, 2003.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth certain information as of March 14, 2003 with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the five executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group. As of March 14, 2003, there were 45,291,817 shares of Common Stock outstanding.

Name of Beneficial Owner	Number of Shares beneficially owned as of March 14, 2003		Percentage of Shares Outstanding as of March 14, 2003
5% Shareholders
FMR Corp.(1)	4,366,306	(1)	9.6%
Putnam Investments(2)	2,858,849	(2)	6.3%
Named Executive Officers
James C. Foster	767,801	(3)	1.7%
Real H. Renaud	136,192	(4)	*
Thomas F. Ackerman	125,703	(5)	*
David P. Johst	201,067	(6)	*
Dennis R. Shaughnessy	135,335	(7)	*
Outside Directors
Robert Cawthorn	309,500	(8)	*
Stephen D. Chubb	48,773	(9)	*
George E. Massaro	0	(10)	*
George M. Milne	6,000	(11)	*
Douglas E. Rogers	328,349	(12)	*
Samuel O. Thier	31,300	(13)	*
William H. Waltrip	48,773	(14)	*
All executive officers and directors as a group (16 persons)	2,233,170	(15)	4.9%

*
Less than 1%.

(1)
The information reported is based on a Schedule 13G filed with the Securities and Exchange Commission (the SEC) on February 13, 2003 by FMR Corp., the parent company of Fidelity Management and Research Company and Fidelity Management Trust Company (collectively referred to as FMR Corp.). FMR Corp. has sole dispositive power with respect to all of the shares reported and sole voting power with respect to 1,012,498 shares reported in the table. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(2)
The information reported is based on a Schedule 13G filed with the SEC on February 14, 2003 by Marsh & McLennan Companies, Inc., the parent company of Putnam, LLC d/b/a/ Putnam Investments, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC (collectively referred to as Putnam). Putnam has shared dispositive power with respect to all of the shares reported and shared voting power with respect to 95,305 shares reported in the table. The address of Putnam is One Post Office Square, Boston, MA 02109.

(3)
Includes 541,323 shares of Common Stock subject to options held by Mr. Foster that are exercisable within 60 days of March 14, 2003.

(4)
Includes 101,725 shares of Common Stock subject to options held by Mr. Renaud that are exercisable within 60 days of March 14, 2003.

(5)
Includes 112,186 shares of Common Stock subject to options held by Mr. Ackerman that are exercisable within 60 days of March 14, 2003.

(6)
Includes 143,186 shares of Common Stock subject to options held by Mr. Johst that are exercisable within 60 days of March 14, 2003.

(7)
Includes 113,574 shares of Common Stock subject to options held by Mr. Shaughnessy that are exercisable within 60 days of March 14, 2003.

(8)
Includes 6,000 shares of Common Stock subject to options held by Mr. Cawthorn that are exercisable within 60 days of March 14, 2003.

(9)
Includes 30,000 shares of Common Stock subject to options held by Mr. Chubb that are exercisable within 60 days of March 14, 2003.

(10)
Mr. Massaro was elected to the Board of Directors in February 2003.

(11)
Dr. Milne was elected to the Board of Directors in August 2002.

(12)
Mr. Rogers was elected to the Board of Directors in October 2002. Mr. Rogers was previously a Director from 1999 to 2001.

(13)
Includes 30,000 shares of Common Stock subject to options held by Dr. Thier that are exercisable within 60 days of March 14, 2003.

(14)
Includes 30,000 shares of Common Stock subject to options held by Mr. Waltrip that are exercisable within 60 days of March 14, 2003.

(15)
Includes 1,173,742 shares of Common Stock subject to options exercisable within 60 days of March 14, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and such beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 2002, all Section 16(a) filing requirements applicable to its officers, directors and such beneficial owners were complied with except that Ms. Julie Palm, Senior Vice President, filed a late Form 4 reporting a sale of 1,000 shares.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

Summary Compensation Table

        The following table sets forth certain information with respect to compensation paid to the Named Executive Officers during each of the last three fiscal years.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)		Securities Underlying Options/SARs(#)	All Other Compensation(3)
James C. Foster Chairman, Chief Executive Officer, President and Director	2002 2001 2000	$548,077 447,910 341,250	$870,707 720,375 601,293	$33,577 30,559 32,010		$1,929,000 — —	155,000 77,500 40,000	$134,725 130,730 132,292
Real H. Renaud Executive Vice President and General Manager, Worldwide Research Models Products and Services	2002 2001 2000	$274,520 249,730 236,250	$291,584 255,752 208,490	$11,733 10,811 12,760		$192,900 — —	23,400 21,800 16,000	$27,290 20,900 44,075
Thomas F. Ackerman Senior Vice President and Chief Financial Officer	2002 2001 2000	$259,327 223,784 162,000	$265,691 287,438 204,154	$17,521 12,288 14,026	$	— — —	23,400 21,800 16,000	$40,500 38,400 38,400
David P. Johst Senior Vice President, Human Resources and Administration	2002 2001 2000	$259,327 223,790 162,000	$265,691 287,438 204,513	$16,184 4,221 7,661		$192,900 — —	23,400 21,800 16,000	$62,303 60,203 20,203
Dennis R. Shaughnessy Senior Vice President, Corporate Development, General Counsel and Secretary	2002 2001 2000	$259,327 224,235 185,000	$265,691 272,438 240,873	$93,617 17,873 14,511	$	— 191,820 —	23,400 21,800 16,000	$8,120 6,020 6,020

(1)
Includes compensation associated with company vehicles, tax offset payments and certain membership dues. The amount reported for Mr. Shaughnessy in 2002 includes $73,200, which is the value of restricted stock which vested during 2002.

(2)
These values are calculated by multiplying the number of shares awarded by the closing price of the Common Stock on the New York Stock Exchange on the date of grant. In general, one third of the shares of an award of restricted Common Stock is freed from the restrictions on transfer each year, provided that the recipient continues to be employed by the Company on the anniversary date of the grant. Holders of restricted stock are entitled to vote their restricted shares. For information regarding the award of restricted shares to Mr. Foster, see the Compensation Committee Report below.

(3)
Represents accrued benefits under the Company's Executive Supplemental Life Insurance Retirement Plan: Mr. Foster ($129,225); Mr. Renaud ($21,790); Mr. Ackerman ($35,000); Mr. Johst ($56,803); and Mr. Shaughnessy ($2,620), and employer contributions under the Employee Savings Plan, which was $5,500 for each Named Executive Officer.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted during fiscal year 2002 to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Share)(2)
Name				Expiration Date
					5%	10%
James C. Foster	155,000	11.9%	$32.15	7/15/12	$3,133,939	$7,942,017
Real H. Renaud	23,400	1.8%	$32.15	7/15/12	$473,124	$1,198,988
Thomas F. Ackerman	23,400	1.8%	$32.15	7/15/12	$473,124	$1,198,988
David P. Johst	23,400	1.8%	$32.15	7/15/12	$473,124	$1,198,988
Dennis R. Shaughnessy	23,400	1.8%	$32.15	7/15/12	$473,124	$1,198,988

(1)
The options were granted pursuant to the Company's 2000 Incentive Plan. The options granted to the Named Executive Officers are incentive stock options to the extent permitted by law and vest annually in three equal installments.

(2)
The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3)
The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table sets forth for each of the Named Executive Officers the number of shares acquired on exercise of options during fiscal 2002, the aggregate dollar value realized upon such exercise and the number and value of in-the-money stock options as of December 28, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of the Unexercised In-The-Money Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James C. Foster	36,000	$1,166,841	575,323	220,001	$17,961,163	$1,564,450
Real H. Renaud	40,000	$1,296,490	121,725	43,268	$3,698,597	$352,262
Thomas F. Ackerman	31,000	$1,030,279	112,186	43,268	$3,384,669	$352,262
David P. Johst	—	—	143,186	43,268	$4,404,879	$352,262
Dennis R. Shaughnessy	39,000	$1,233,299	113,574	43,268	$3,430,348	$352,262

(1)
Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)
Represents the difference between the closing price per share of the Company's Common Stock on December 28, 2002 ($38.24), as reported on the New York Stock Exchange, and the option exercise price.

Pension and Savings Plans

        One of the Company's sponsored defined benefit plans, the Charles River Laboratories, Inc. Pension Plan, is a qualified, non-contributory plan that covers most U.S. employees. Benefits are based on participants' highest five consecutive years of compensation and years of service. The amount of pension payable at normal retirement (the later of age 65 and 5 years of service) is equal to the greater of: (1) 1 1/8% of participants' highest five consecutive years of compensation multiplied by years of service up to 40 years, less the maximum offset allowance determined in accordance with the Internal Revenue Service; (2) $180 multiplied by years of service; and (3) $1,500. In addition, certain officers and key employees are entitled to a supplemental benefit amount under the plan. Participant's rights vest upon completion of five years of service. Employees hired after December 31, 2001 are not eligible to participate in this plan.

        Certain officers and key employees of the Company also participate in the Company's amended and restated Executive Supplemental Life Insurance Retirement Plan, or ESLIRP, which is a non-funded, non-qualified arrangement. Annual benefits under this plan will equal a percentage of the highest five consecutive years of compensation, offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. The normal retirement age is 62. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 100% of the benefit paid to the executives during the first 15 years following retirement and at the rate of 50% thereafter. Executive officer participants vest as to 50% of the total benefit after five years of service with a 10% incremental increase in vesting percentage for each year thereafter. The Company has taken out several key person life insurance policies with the intention of using their cash surrender value to fund the ESLIRP.

        The following table shows the total estimated annual benefits payable under the ESLIRP beginning at retirement (age 62) and continuing until the executive's death. These estimates are based on the assumptions that an employee will continue to work for the Company until normal retirement with no change in current 2002 compensation. The total benefit below is offset by the Charles River Laboratories, Inc. Pension Plan and Social Security. Amounts shown are paid as a 15 year certain and continuous annuity with a 50% spousal benefit after the 15 years.

Highest Five-Year Average Compensation	Retirement at Age 62- All Years of Service
$ 200,000	$110,000
300,000	165,000
400,000	220,000
500,000	275,000
600,000	330,000
700,000	385,000
800,000	440,000
900,000	495,000
1,000,000	550,000
1,100,000	605,000

        The (i) 2002 pensionable earnings (salary and bonus), (ii) current years of service and (iii) projected total service at age 62 are as follows for each of the Named Executive Officers:

Name	Compensation	Years of Service	Projected Total Years of Service
James C. Foster	$1,268,452	27.6	36.6
Real H. Renaud	531,765	38.3	44.3
Thomas F. Ackerman	546,765	15.0	29.0
David P. Johst	546,765	12.0	33.0
Dennis R. Shaughnessy	530,272	14.3	30.3

        The estimated annual vested accrued benefits payable upon retirement at age 62, based on the 2002 pensionable earnings shown in the table above, is as follows for the Named Executive Officers participating in the ESLIRP, subject to offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security: Mr. Foster ($697,649), Mr. Renaud ($291,650), Mr. Ackerman ($300,721), and Mr. Johst ($300,721). Mr. Shaughnessy is no longer a participant in the ESLIRP. The estimated annual vested accrued benefits payable upon retirement at age 65 (the normal retirement age under the pension plan) to Mr. Shaughnessy under the Charles River Laboratories, Inc. Pension Plan is $25,700.

Employee Agreements and Compensation Arrangements

        The Company does not currently have employment agreements with any of the Named Executive Officers, other than the severance agreements discussed below.

Severance Plans

        In January 1999, Charles River Laboratories, Inc. adopted the 1999 Charles River Laboratories Officer Separation Plan. This plan provides for severance payments to vice presidents and more senior officers whose employment is terminated for reasons other than cause, voluntary resignation, disability, early or normal retirement or death and who have not been offered comparable positions within the Company. A participant under the plan is entitled to a severance payment equal to one year of the officer's base pay plus the accrued vacation pay payable to the officer as of the separation date. Under certain circumstances, a participant is also entitled to receive a pro rata portion of the participant's incentive bonus under the terms of the plan. Each of the Named Executive Officers other than Mr. Renaud is a participant under the plan. In January 1992, Mr. Renaud entered into an agreement with Charles River Laboratories, Inc. providing for a severance payment equal to one year of his base pay if his employment is terminated for any reason other than for cause, and up to one additional year of base pay until he finds non-competing employment. The plan and the 1992 agreement with Mr. Renaud each prohibit severance recipients from competing with Charles River Laboratories, Inc. for one year after termination of employment.

Equity Compensation Plan Information

        The following table summarizes, as of December 28, 2002, the number of options issued under the Company's stock option plans and the number of options available for future issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders (2000 Incentive Plan)	2,232,795	$29.95	1,373,215	(1)
Equity compensation plan approved by security holders (1999 Management Incentive Plan)	1,205,384	$6.11	35,417
Equity compensation plan approved by security holders (2000 Directors Stock Plan)	96,000	$21.94	4,000
Equity compensation plans not approved by security holders	NA	NA	NA

Total	3,534,179	$21.60	1,412,632	(1)

(1)
Does not include the additional 2,500,000 shares that will become available for issuance if shareholders approve Proposal Two.

Certain Relationships and Related Transactions

        In connection with the Company's 1999 recapitalization, some of our officers purchased units of CRL Acquisition LLC, some of whom also borrowed funds up to a maximum aggregate amount of $1.3 million from DLJ Inc. secured by their units. Mr. Foster borrowed $300,000 and each of Messrs. Renaud, Ackerman and Shaughnessy borrowed $200,000. Two weeks after the consummation of the recapitalization, the loans matured and were repaid. Following the repayment, the officers borrowed the following amounts from the Company: Mr. Foster ($300,000), Mr. Renaud ($150,000), Mr. Ackerman ($175,000) and Mr. Shaughnessy ($175,000). All of these loans were repaid as of the end of fiscal 2002.

        In January 2002, our subsidiary, Charles River Laboratories, Inc., repurchased all of its outstanding $79,728,350 aggregate principal amount of the 13.5% senior subordinated notes due 2009 and also paid $23.9 million in premiums for the early repurchase.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of independent directors. The Compensation Committee, which consists of Mr. Cawthorn (Chairman), Dr. Milne, Mr. Rogers and Mr. Waltrip, is responsible for establishing and administering the Company's executive compensation policies. This report addresses the compensation policies for fiscal 2002 as they affect Mr. Foster, in his capacity as Chairman, President and Chief Executive Officer of the Company, and the other executive officers of the Company.

        The objectives of the Company's executive compensation program are to:

  •
  Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock, thereby encouraging the achievement of superior results over an extended period.

  •
  Support the achievement of desired Company performance.

  •
  Provide a competitive compensation package that will attract and retain superior talent and reward performance.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined objectives; and (iii) long-term incentive compensation in the form of periodic stock option or restricted stock grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders and encouraging the achievement of superior results over an extended period.

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation package as compared with companies who compete with the Company to attract and retain employees.

        In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company on various components of compensation. The Company does not believe that Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Compensation Committee's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives. However, the Compensation Committee may, in its discretion, authorize non-deductible compensation payments if it determines that it is in the best interest of the Company.

Base Salary

        The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. Base salaries are set competitively relative to companies in the biotechnology industry and other comparable companies. In determining salaries, the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies, as well as a broader group of companies of comparable size and complexity to attract and retain talented personnel.

Annual Incentive Bonuses

        The Company establishes goals with each executive officer related specifically to that officer's areas of responsibility. The Compensation Committee determines the amount of each executive's bonus based on performance compared with established financial objectives, as well as a subjective assessment by the Compensation Committee of the officer's individual contribution to the overall performance of the Company. Bonuses are awarded on an annual basis.

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of stock options or restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Compensation Committee believes that stock option and/or restricted stock participation aligns executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant.

Chief Executive Officer Compensation

        Mr. Foster has held the position of President since 1991, CEO since 1992 and Chairman since June 2000. Mr. Foster currently receives an annual base salary, which has been increased by the Board of Directors periodically. In 2002, Mr. Foster had a base salary of $548,707, which was consistent with the range of salary levels received by his counterparts in companies in the biotechnology industry and other comparable companies. Mr. Foster also received an annual bonus of $870,707, which was based primarily on the Company's overall financial performance in fiscal 2002. The Compensation Committee believes Mr. Foster has managed the Company well in a challenging business climate and has continued to move the Company towards its long-term objectives.

        The Company granted stock options to Mr. Foster to purchase 40,000 shares at an exercise price of $16.00 in fiscal 2000, 77,500 shares at an exercise price of $31.97 in fiscal 2001, and 155,000 shares at an exercise price of $32.15 in fiscal 2002. Mr. Foster also received an award of 60,000 shares of restricted stock in fiscal 2002. Of this award, 30,000 shares vest in equal increments over a three-year period so long as Mr. Foster continues to be employed by the Company. The remaining 30,000 shares are performance-based and vest if the Company achieves certain aggressive annual financial objectives established by the Board of Directors over a three-year period. The award provides that the Compensation Committee may extend the vesting for an additional year if the performance targets have not been met by the end of the initial three-year period. The Company exceeded the financial objective established by the Board for fiscal 2002, resulting in the vesting of 10,000 shares. These stock option and restricted stock awards are designed to align the interests of Mr. Foster with those of the Company's shareholders with respect to short-term and long-term operating results and long-term increases in the price of the Company's Common Stock. The grant of these options and this restricted stock award are, in each case, consistent with the goals of the Company's stock option and restricted stock award program as a whole.

THE COMPENSATION COMMITTEE
Robert Cawthorn (Chair) George M. Milne Douglas E. Rogers William H. Waltrip

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 28, 2002, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2002 with management and PricewaterhouseCoopers LLP, the Company's independent accountants;

  •
  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence and acknowledged their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements, and representations made by and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the Securities and Exchange Commission.

Stephen D. Chubb (Chairman) Samuel O. Thier William Waltrip

(George M. Massaro was elected to the Board of Directors and appointed to the Audit Committee in February 2003, following the furnishing of this report.)

STOCK PERFORMANCE GRAPH

        The following stock performance graph compares the annual percentage change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on June 23, 2000 and ending on December 28, 2002 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of the S&P 500 Index and the NASDAQ Pharmaceutical Index during such period. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. Prior to June 23, 2000, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from Standard & Poor's Institutional Market Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	6/23/00	6/30/00	9/29/00	12/29/00	3/31/01	6/30/01	9/29/01	12/29/01	3/30/02	6/29/02	9/28/02	12/28/02
Charles River Laboratories International Inc.	$100	$113.78	$174.36	$140.38	$126.92	$174.36	$181.38	$174.36	$158.97	$179.74	$197.44	$196.10
S&P 500 Index	100	100.91	99.93	92.11	81.19	85.94	73.33	82.08	81.39	70.48	59.18	62.92
Nasdaq Pharmaceutical Index	100	103.71	113.87	94.89	70.27	87.30	70.38	83.47	72.34	51.30	47.39	52.84

OTHER MATTERS

Code of Business Conduct and Ethics

        All our employees, including our Chief Executive Officer and Chief Financial Officer ("Officers"), and members of our Board of Directors, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place, and we will monitor any rules adopted by the SEC to determine whether we need to modify our processes.

        The full text of our Code of Business Conduct and Ethics is published on our website at www.criver.com, under the "Investor Relations—Corporate Governance" caption. We will disclose any future material amendments to the Code of Business Conduct and Ethics and any waivers granted to an Officer within two business days following the date of such amendment or waiver.

Other Business

        The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholder Proposals for 2004 Proxy Statement

        Shareholders who wish to present proposals for inclusion in the proxy statement relating to the Company's Annual Meeting of shareholders to be held in 2004 ("2004 Annual Meeting"), may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's By-laws. To be eligible, shareholder proposals must be received by the Secretary of the Company no later than December 26, 2003.

        Under the Company's By-laws, if a shareholder wishes to present a proposal before the 2004 Annual Meeting but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company, Charles River Laboratories International, Inc, 251 Ballardvale St., Wilmington, MA, 01887. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to May 2, 2004; provided that, if the 2004 Annual Meeting is not held within 30 days before or after May 2, 2004, then such nomination must be delivered to or mailed and received by the Secretary no later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a shareholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

Obtaining Additional Information about the Company

        The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to shareholders for the year ended December 28, 2002 are being mailed to shareholders on or about April 4, 2003. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Company's Common Stock without charge by submitting an online request at http://ir.criver.com or upon written request to Director of Investor Relations, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. Exhibits will be provided upon written request and payment of an appropriate processing fee. A copy of the Company's Annual Report on Form 10-K (with exhibits) for the year ended December 28, 2002 can also be found on the SEC website at http://www.sec.gov.

Certain Matters Relating to Proxy Materials and Annual Reports

        The Company may now satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from affected shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact EquiServe Trust Company, N.A., P.O. Box 43069, Providence, RI 02940-3069, telephone 1-800-317-4445. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your broker or bank.

By order of the Board of Directors:
Dennis R. Shaughnessy Secretary
Wilmington, Massachusetts April 4, 2003

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

APPENDIX A

Charles River Laboratories, Inc.
Charles River Laboratories International, Inc.

Audit Committee Charter

Amended February 2003

INTRODUCTION

        Charles River Laboratories' executive management is responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors has responsibility to oversee management's discharge of these responsibilities. To assist the Board, the Corporation has established, through its Bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

        This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, external and internal auditors a clear understanding of their respective roles. The Audit Committee and the Board of Directors will review and assess the adequacy of this Charter periodically but at least annually.

MISSION STATEMENT

        The Audit Committee is created by the Board of Directors of the Company to:

  •
  assist the Board in its oversight of

  •
  the integrity of the financial statements of the Company;

  •
  the qualifications, independence and performance of the Company's independent auditor;

  •
  the performance of the Company's internal audit function; and

  •
  compliance by the Company with legal and regulatory requirements; and

  •
  prepare the Audit Committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

GENERAL GUIDELINES

Size, Composition and Term of Appointment

        The Audit Committee is a committee of the Board of Directors and will consist of no fewer than three directors, each of whom will meet the independence and experience requirements of the New York Stock Exchange ("NYSE") and at least one of whom will have accounting or related financial management expertise to qualify as a "financial expert" as defined by the relevant rules promulgated by the NYSE, Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD") or other regulatory bodies. The Corporate Governance and Nominating Committee will recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members will be appointed by the Board and may be removed by the Board at any time. The

Corporate Governance and Nominating Committee will recommend to the Board, and the Board will designate, the Chair of the Audit Committee.

Meetings

        The Audit Committee will meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chair of the Audit Committee, in consultation with the other committee members, will determine the frequency and length of the committee meetings and will set meeting agendas consistent with this charter.

Oversight by the Board of Directors

1.
The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. This report will include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditor, the performance of the internal audit function, and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board. The Committee will perform all duties determined by the Board.

2.
The Board will determine annually that the Committee's members are independent and that the Committee has fulfilled its duties and responsibilities.

Authority

        The Committee derives its authority from the By-Laws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities. The Committee acts on the Board's behalf in matters outlined below.

RESPONSIBILITIES

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters:

Independent Auditor

1.
The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendation of the appointment of the independent auditor. The Committee will review with management the performance, appointment and/or termination of the independent auditor.

2.
The Committee has sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent auditor. The Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Committee will follow the approval process set forth in Policy and Procedures for the Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services attached hereto as Exhibit A.

3.
The Committee will evaluate the independent auditors' qualifications, performance and independence and will present its conclusions and recommendations to the full Board on at least an annual basis. As part of such annual evaluation, the Committee will:

•
obtain and review a report(s) from the Company's independent auditors:

•
describing the independent auditors' internal quality-control procedures;

    •
    describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

    •
    describing all relationships between the independent auditors and the Company; and

    •
    assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

  •
  review and evaluate the senior members of the independent auditor team(s), particularly the lead audit and reviewing partners;

  •
  consider whether the lead audit or reviewing partner should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

  •
  consider whether the independent auditor should be rotated, so as to assure continuing auditor independence; and

  •
  obtain the opinion of management and the internal auditors of the independent auditor's performance.

4.
The Committee will review with management and the independent auditor the Company's compliance with laws and regulations having to do with accounting and financial reporting matters.

5.
The Committee and the Board of Directors should consider whether the independent auditor should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

6.
The Committee will establish policies for the Company's hiring of current or former employees of the independent auditor.

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

1.
The Committee will review with management, internal auditors and the independent auditor, as appropriate, and in separate meetings if the Committee deems it appropriate:

•
the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Ks;

•
the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-Qs;

•
any analyses or other written communications prepared by management, the internal auditors and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•
the critical accounting policies and practices of the Company;

•
related-party transactions and off-balance sheet transactions and structures;

•
any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

•
regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings);

  •
  in conjunction with management, the Company's policies with respect to the Company's earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information; and

  •
  the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

2.
The Committee will request from financial management and the independent auditor, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

3.
The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

4.
The Committee will, in conjunction with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

5.
The Committee will review and discuss with the independent auditor any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Audit Committee by the auditor pursuant to Statement on Auditing Standards No. 61:

•
any restrictions on the scope of the independent auditor's activities or access to requested information;

•
any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise);

•
any communications between the audit team and the audit firm's national office regarding auditing or accounting issues presented by the engagement;

•
any management or internal control letter issued, or proposed to be issued, by the auditor; and

•
any significant disagreements between the Company's management and the independent auditor.

6.
The Committee will establish procedures for:

•
the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•
the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.
The Committee will review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

8.
The Committee will prepare the audit committee report that the SEC rules require to be included in the Company's annual proxy statement.

Private Discussions with Independent Auditor

        The Committee will meet privately with the independent auditor to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff, if any.

Areas Requiring Special Attention

        The Committee will instruct the independent auditor and Internal Audit, if any, that the Committee expects to be advised if there are any areas that require special attention.

Post-Audit Review

        The Committee will review with management and the independent auditor the annual Management Letter comments and management's responses to each.

Litigation

        The Committee will discuss/review with management, company counsel, and the independent auditor the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

Internal Audit

1.
The Committee will ensure that the internal audit function is structured in a manner that achieves organizational independence, including full and unrestricted access to senior management, the Audit Committee and the Board of Directors.

2.
The Committee will review and approve the internal audit function's charter to ensure unrestricted access to records, personnel and physical properties relevant to perform engagements.

3.
At least annually, the Audit Committee will evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plans and budgets to determine that the internal audit objectives and goals, staffing plans, appropriateness of resources, financial budgets and audit schedules provide adequate support of the Company's and Committee's goals and objectives. Such evaluation will include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditor.

4.
At least annually, the Committee will evaluate the performance of the senior employees responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such employees. Decisions regarding the hiring or termination of the Manager of Internal Audit will require the endorsement of the Audit Committee chair.

5.
The Committee will regularly provide internal audit with the opportunity to confer privately with the Committee, without the presence of management.

6.
The Committee will ascertain that recommendations to management by internal audit have been adequately considered and, if accepted, properly implemented.

Reporting to the Board

1.
At least annually, the Committee will evaluate its own performance and report to the Corporate Governance and Nominating Committee on such evaluation.

2.
The Committee will periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

PROCEDURES

        The Committee will meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor.

        The Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditor to meet with any members of, or advisors to, the Audit Committee.

        The Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interests of the Company.

LIMITATIONS INHERENT IN THE AUDIT COMMITTEE'S ROLE

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditor. Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.

AMENDMENT

        This charter may be amended by a majority of the independent members of the Board of Directors.

Exhibit A

Charles River Laboratories, Inc.

Policy and Procedures for the Engagement and Retention of the Independent Auditor for
Audit, Audit-Related and Non-Audit Services

Scope

        Charles River Laboratories, Inc. (including its parent corporation and subsidiaries, "Charles River" or the "Company") and its Audit Committee of the Board of Directors are committed to ensuring the independence of the independent auditor (the "Auditor"). Accordingly, significant attention is directed toward the appropriateness of the Auditor to perform services other than audit services. This policy sets forth the guidelines and procedures with respect to the engagement of the Auditor to perform Audit, Audit-Related and Non-Audit Services for Charles River and its consolidated subsidiaries.

Statement of Policy

        The Audit Committee will engage the Auditor for the audit of Charles River's consolidated financial statements, and other audit-related work as defined in this policy and consistent with the rules and regulations as promulgated by the Securities and Exchange Commission (SEC). The Auditor may only be engaged for non-audit related work if those services enhance and support the audit, review and attest functions of the audit, or are an extension to the audit or audit-related services.

        Annually, the Lead Audit Partner will review with the Audit Committee the services the Auditor expects to provide in the coming year and related fees.

Policy

Audit Services

1.1
Audit Services comprise all services performed to comply with Generally Accepted Auditing Standards (GAAS), including the work necessary for the Auditor to render an opinion on the consolidated financials statements of Charles River, as well as comfort letters, statutory audits, attest services, consents and assistance with review of reports and registration statements filed with the SEC.

1.2
The Auditor shall determine the scope of work necessary to render an opinion on the consolidated financial statements of Charles River. This determination should include the locations to visit, the scope of work to be performed at each location, and the timing of that work.

1.3
The scope of work will be documented in an Annual Audit Plan that the Lead Audit Partner will present to the Audit Committee for approval.

Audit-Related Services

2.1
The Auditor shall be considered the preferred service provider of Audit-Related Services if:

  1.
  The services can only be provided by the Auditor, or

  2.
  The services are an extension of the work performed as part of the Audit, or rely extensively on work performed as part of the Audit such that the quality and timeliness of the services can most effectively be provided by the Auditor, or

    3.
    The services enhance the effectiveness of the Auditor's examination of the Company's consolidated financial statements, or

    4.
    The services are consistent with the attest role of the independent Auditor, and

    5.
    The services do not compromise, as reviewed by the Audit Committee, the independence of the Auditor.

2.2
Examples of Audit-Related Services for which the Auditor may be considered Charles River's preferred provider include:

•
Audits of employee benefit plans

•
Audits of Charles River legal entities for statutory or other purposes

•
Consultation regarding the implementation of technical accounting standards

•
Contract audit and analysis services

•
Due diligence assistance on mergers, acquisitions and divestitures

•
Internal control reviews including information security assessments

•
Audit or review of information derived from Charles River's financial systems

•
Audits or reviews of tax strategies and compliance

•
Assistance with regulatory compliance

•
Accounting consultations and audits in connection with acquisitions

Non-Audit Services

3.1
Non-Audit Services are any other work that is neither an Audit Service or an Audit-Related Service.

3.2
The Audit Committee and Charles River Management believe that non-audit services are not an integral part of the examination of the Company's financial statements, and that these services may raise a real or perceived question as to the Auditor's independence. Accordingly, a strong rationale must be presented to support the selection of the Auditor, and alternative service providers should be considered.

3.3
The Auditor may be considered a service provider of Non-Audit Services if:

  1.
  The services are an extension of the work performed as part of the Audit, or rely extensively on work performed as part of the Audit such that the quality and timeliness of the services can most effectively be provided by the Auditor, or

  2.
  The services enhance the effectiveness of the Auditor's examination of the Company's consolidated financial statements, and

  3.
  The services are consistent with the attest role of the independent Auditor.

3.4
Examples of Non-Audit Services that the Auditor may provide include:

•
Domestic and international tax advice, compliance and controversy resolution

•
Business process reviews

Authorization of Audit-Related and Non-Audit Services

4.0
The Audit Committee is responsible for pre-approving all Audit, Audit-Related and Non-Audit Services.

4.1
Each year as part of the Annual Audit Plan, the lead partner will provide the Audit Committee with a report of anticipated Audit, Audit-Related and Non-Audit Services, together with an estimate of fees. The size of the fee and the scope of these services will be carefully considered so as to avoid any real or perceived question as to the Auditor's independence.

4.2
Each quarter, the Company or the Lead Partner will provide the Audit Committee a report of actual Audit, Audit-Related and Non-Audit Services provided and expected to be provided. Any changes to the estimate of services reviewed as part of the Annual Audit Plan will be discussed with the Audit Committee at that time.

Responsibility

5.1
The Audit Committee is responsible for the implementation of this policy.

5.2
The Chief Financial Officer shall be authorized to engage the Auditor to provide additional Non-Audit services in excess of the approved budgeted amounts as long as such additional services do not exceed the lesser of (a) 5% of the annual fees budgeted for the Independent Auditor in the fiscal year, or (b) $25,000, and provided the Chief Financial Officer promptly informs the Audit Committee of each such additional Non-Audit Service at the next Audit Committee meeting.

5.3
In addition, the Chief Financial Officer will provide the Audit Committee with a quarterly status for the Committee's approval of any Non-Audit Services that the Auditor has been asked to provide or may be asked to provide in the next quarter.

Prohibited Services

6.1
The Company shall not engage the Auditor to provide any of the following services, as such services are defined in Item 2-01 of Regulations S-X:

1.
Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.
Financial information systems design and implementation;

3.
Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

4.
Actuarial services;

5.
Internal audit outsourcing services;

6.
Management functions or human resources services;

7.
Broker-dealer, investment advisor or investment banking services;

8.
Legal services and expert services unrelated to the audit;

9.
Expert services unrelated to the audit (e.g. providing expert opinions or other services for the purpose of advocating the Company's interests in litigation or in a regulatory or administrative proceeding or investigation); and

10.
Any other service that the Public Company Accounting Oversight Board (or other government agency) determines, by regulation, is impermissible.

Appendix B

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
2000 INCENTIVE PLAN

1.    ADMINISTRATION

        Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator has expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

2.    LIMITS ON AWARD UNDER THE PLAN

        a.    NUMBER OF SHARES.    A maximum of 6,289,000, shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

        b.    TYPE OF SHARES.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

        c.    CERTAIN SHARE LIMITS.    The maximum number of shares of Stock for which Stock Options may be granted to any person from and after adoption of the Plan and prior to June 5, 2010, the maximum number of shares of Stock subject to SARs granted to any person during such period and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person during such period shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No Awards may be granted under the Plan after June 5, 2010, but previously granted Awards may extend beyond that date.

        d.    OTHER AWARD LIMITS.    No more than $2,000,000 may be paid to any individual with respect to any Cash Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount.

3.    ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.    RULES APPLICABLE TO AWARDS

  a.    ALL AWARDS

    (1)
    TERMS OF AWARDS. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

    (2)
    PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

    (3)
    ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

    (4)
    TRANSFERABILITY OF AWARDS. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

    (5)
    VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (I.E., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise:

    (A)
    immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such cessation of employment or other service relationship will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;

    (B)
    except as provided in (C) and (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate;

    (C)
    all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate; and

      (D)
      all Stock Options and SARs held by a Participant (or by a permitted transferee of the Participant under Section 4.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

        Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

    (6)
    TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. In no event shall Stock be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes.

    (7)
    DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate.

    (8)
    RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

    (9)
    SECTION 162(m). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27: (i) the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)); (ii) payment of the Award shall be conditioned upon prior certification by the Administrator that the Performance Criteria have been satisfied; and (iii) if the Performance Criteria with respect to the Award are not satisfied, no other Award shall be provided in substitution of the Performance Award. The provisions of this Section 6.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m).

    (10)
    OPTION AND SAR REPRICING. Options and SARs may not be repriced without the approval of a majority of shares voting on the matter.

  b.    AWARDS REQUIRING EXERCISE

    (1)
    TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

    (2)
    EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option; PROVIDED, that except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27, each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

    (3)
    PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) if the Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

    (4)
    GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO.

  c.    AWARDS NOT REQUIRING EXERCISE

        Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.    EFFECT OF CERTAIN TRANSACTIONS

  a.    MERGERS, ETC.

        Immediately prior to a Covered Transaction (other than an Excluded Transaction in which the outstanding Awards have been assumed or substituted for as provided below), all outstanding Awards shall vest and, if relevant, become exercisable, all Performance Criteria and other conditions to any Award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of Stock shall be accelerated. Upon consummation of a Covered Transaction, all Awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below.

        In the event of a Covered Transaction, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates on such terms as the Administrator determines.

  b.    CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

    (1)
    BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. For the avoidance of doubt, the 6,289,000 and 2,000,000 share limits expressed in Section 2 are intended to reflect the increased number of shares resulting from the share exchange approved on June 5, 2000; accordingly, no further adjustment in those limits shall be made under this Section 5.b. solely to reflect such exchange.

    (2)
    CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; PROVIDED, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

    (3)
    CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.    LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7.    AMENDMENT AND TERMINATION

        Subject to the last sentence of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; PROVIDED, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

8.    NON-LIMITATION OF THE COMPANY'S RIGHTS

        The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

9.    GOVERNING LAW

        The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

10.  DEFINED TERMS.

        The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

  "ADMINISTRATOR": The Board or, if one or more has been appointed, the Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term "Administrator" shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.

  "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

  "AWARD": Any or a combination of the following:

    (i)
    Stock Options.

    (ii)
    SARs.

    (iii)
    Restricted Stock.

    (iv)
    Unrestricted Stock.

    (v)
    Deferred Stock.

    (vi)
    Cash Performance Awards.

    (vii)
    Other Performance Awards.

    (viii)
    Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

  "BOARD": The Board of Directors of the Company.

  "CASH PERFORMANCE AWARD": A Performance Award payable in cash. The right of the Company under Section 4.a.(3) (subject to the consent of the holder of the Award as therein provided) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

  "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

  "COMMITTEE": One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to officers of the Company, except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

  "COMPANY": Charles River Laboratories International, Inc.

  "COVERED TRANSACTION": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

  "DEFERRED STOCK": A promise to deliver Stock or other securities in the future on specified terms.

  "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

  "EXCLUDED TRANSACTION": A Covered Transaction in which

    (i)
    the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company; or

    (ii)
    the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

    (iii)
    (a) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction excluding such ownership as existed prior to the transaction and (b) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

  "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

  "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

  "PERFORMANCE AWARD": An Award subject to Performance Criteria.

  "PERFORMANCE CRITERIA": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

  "PLAN": The Charles River Laboratories International, Inc. 2000 Incentive Plan as from time to time amended and in effect.

  "RESTRICTED STOCK": An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

  "SECTION 162(m)": Section 162(m) of the Code.

  "SARS": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

  "STOCK": Common Stock of the Company.

  "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

  "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the Plan.

DETACH HERE

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

251 Ballardvale Street
Wilmington, MA 01887
(978) 658-6000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 2, 2003

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, May 2, 2003 at the Lanam Club, 260 North Main Street, Andover, Massachusetts and hereby appoints James C. Foster, Thomas F. Ackerman and Dennis R. Shaughnessy, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR Proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):						2.	To approve amendments to the Company's 2000 Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 3,789,000 to 6,289,000 and to prohibit option and SAR repricings without shareholder approval.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:	(01) James C. Foster, (02) Robert Cawthorn, (03) Stephen D. Chubb, (04) Samuel O. Thier and (08) William Waltrip,
			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 27, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ALL
	NOMINEES	☐
	EXCEPT		To withhold authority for any nominee mark "FOR ALL NOMINEES EXCEPT" and write the nominee's number above.
								MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
								MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be Held on May 2, 2003
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF AMENDMENTS TO THE 2000 INCENTIVE PLAN
2000 Incentive Plan
PROPOSAL THREE RATIFICATION OF INDEPENDENT ACCOUNTANTS
BENEFICIAL OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
OTHER MATTERS
Charles River Laboratories, Inc. Policy and Procedures for the Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services
Appendix B
CHARLES RIVER LABORATORIES INTERNATIONAL, INC. 2000 INCENTIVE PLAN
CHARLES RIVER LABORATORIES INTERNATIONAL, INC. 251 Ballardvale Street Wilmington, MA 01887 (978) 658-6000
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2003
THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL